Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated 29 February 2000 included in Shire Pharmaceuticals Group plc's Form 10-K for the year ended 31 December 1999 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN
Arthur Andersen
Chartered Accountants

Reading
UK

14 February, 2001